                                                                     EXHIBIT 4.3


                                 [FACE OF NOTE]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OF ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY(1)


REGISTERED                       CUSIP No.                       PRINCIPAL AMOUNT
No. FXR-____________________     ____________________________    ____________________________



                              STAR BANC CORPORATION
                        SENIOR MEDIUM-TERM NOTE, SERIES A
                                  (Fixed Rate)



ISSUE DATE:                                    INTEREST RATE:        %                      STATED MATURITY DATE:


INTEREST PAYMENT DATE(S)                       RECORD DATE(S):                              DEFAULT RATE:
[] _________ and _________                     [] _________ and _________
[] Other:                                      [] Other:



OPTIONAL REDEMPTION
[] No
[] Yes, at option of Company
       Optional Redemption Date(s)
       Optional Redemption Price


REPAYMENT
[] No
[] Yes, at option of Holder
     Optional Repayment Date:
     Optional Repayment Price:



--------
1        This paragraph applies to Global Securities only.

INTEREST RATE RESET
[  ] No
[  ] Yes, at option of the Company               OPTIONAL RESET DATE(S):



EXTENSION OF MATURITY
[  ] No
[  ] Yes, at option of the Company

EXTENSION PERIOD:                                NO. OF EXTENSION PERIODS:                    FINAL MATURITY:



SPECIFIED CURRENCY:
[  ] U.S. dollars
[  ] Other:                                      EXCHANGE RATE AGENT:



AUTHORIZED DENOMINATION
[ ] $1,000 and integral multiples thereof
[ ] Other:



ORIGINAL ISSUE DISCOUNT:
[  ] No
[  ] Yes

TOTAL AMOUNT OF OID:                             INITIAL ACCRUAL PERIOD:                      YIELD TO MATURITY:



AMORTIZING NOTE:
[  ] No
[  ] Yes (See Addendum)



INDEXED NOTE:
[  ] No
[  ] Yes (See Addendum)



ADDENDUM ATTACHED
[  ] No
[  ] Yes



OTHER PROVISIONS:

         STAR BANC CORPORATION (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________________________, or registered assigns, the principal sum of ____________________, on the Stated Maturity Date specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof) (each such Stated Maturity Date, Redemption Date or Repayment Date being hereinafter referred to as the "Maturity" with respect to the principal repayable on such date) and to pay interest thereon, at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Default Rate per annum (if any) specified above on any overdue principal, premium and/or interest. The Company will pay interest semi-annually in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Issue Date specified above, and at Maturity; provided, however, that the original payment of interest on any Note originally issued between a record date and an Interest Payment Date will be made on the first Interest Payment Date following the next succeeding record date to the Holder of this Note on such succeeding record date. Unless otherwise specified on the face hereof, interest on this Note (as defined on the reverse hereof) will be computed on the basis of a 360-day year of twelve 30-day months.

         Notwithstanding the foregoing, if an Addendum is attached hereto or "Other Provisions" apply to this Note as specified above, this Note shall be modified by and subject to the terms set forth in such Addendum or such "Other Provisions."

         Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Issue Date if no interest has been paid or duly provided for with respect to this Note) to, but excluding, the applicable Interest Payment Date or the Maturity, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date specified above (whether or not a Business Day, as defined below) that is next preceding March 30 and September 30 or other specified Interest Payment Dates (the "Regular Record Date"); provided, however, that interest payable at Maturity will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for on any Interest Payment Date with respect to this Note ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date, and, at the election of the Company, either (i) may be paid to the person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, upon notice mailed to the Holder of this Note not less than 10 days prior to such Special Record Date, or (ii) may be paid at any time in any other lawful manner not inconsistent with the Indenture and upon such notice as may be required thereby, all as more completely described in the Indenture applicable to this Note.

         "Business Day," with respect to any Note means any day, other than a Saturday or Sunday, that is (i) not a legal holiday or a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in (a) The City of New York or (b) if the Specified Currency for such
Note is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Brussels, Belgium) and (ii) if such Note is a LIBOR Note (as defined below), a London Banking Day. "London Banking Day" with respect to any Note means any day on which dealings in deposits in the Specified Currency of such Note are transacted in the London interbank market.

         Payment of principal of (and premium, if any) and any interest in respect of this Note due at Maturity to be made in U.S. dollars will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, a duly completed election form as contemplated on the reverse hereof) at the office of the Trustee in The City of New York or at such other places as may be designated by the Company, provided that the Note is presented to the Trustee in time for the Trustee to make such payments in such funds in accordance with its normal procedures. Unless otherwise specified above, if any payment at Maturity is to be made in a Specified Currency (specified above) other than U.S. dollars as set forth below, such payment will be made by wire transfer of immediately available funds pursuant to the instructions of the Holder of this Note (acceptable to the Company and the Trustee) and as shall have been designated by the Holder hereof at least fifteen Business Days prior to the Date the Note is presented and surrendered at the aforementioned office of the Trustee. (Such designation with respect to a payment in other than U.S. dollars shall be made by filing the appropriate information with the Trustee at the office of the Trustee in The City of New York, and, unless revoked, any such designation made with respect to this Note by its registered Holder will remain in effect with respect to any further payments with respect to this Note payable to its Holder.) If such a payment with respect to this Note cannot be made by wire transfer because the required designation has not been received by the Trustee on or before the requisite date or for any other reason, a notice will be mailed to the Holder of this Note at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Trustee's receipt of such a designation, such payment will be made within five Business Days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holder of this Note.

         If this Note is denominated in and principal (and premium, if any) and any interest is payable in U.S. dollars, principal (and premium, if any) and any interest will be payable at the principal corporate trust office of the Trustee in The City of New York, or at such other places as may be designated by the Company, provided that the Company, at its option, may pay interest other than interest due at Maturity by check mailed or delivered to the address of the person entitled thereto as such address appears in the Security Register, and provided, further, that a Holder of U.S. $10,000,000 (or, if the Specified Currency specified above is other than U.S. dollars, the equivalent thereof in the Specified Currency) or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than fifteen calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

         If any Interest Payment Date, Redemption Date or Stated Maturity falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the date of such payment on the next succeeding Business Day.

         Payments of principal of (and premium, if any) and interest on any Note denominated in a Specified Currency other than U.S. dollars (a "Foreign Currency Note") will be made in U.S. dollars in the manner described in the following paragraph. A Holder of a Foreign Currency Note may elect to receive payment of the principal of and premium, if any, and interest on such Note in the Specified Currency by submitting a written request for such payment to the Trustee at its Corporate Trust Office in The City of New York or not later than 15 calendar days prior to the applicable payment date. Such written request may be mailed or hand-delivered or sent by cable, telex or other form of facsimile transmission. Such election will remain in effect until revoked by written notice to the Trustee received not later than fifteen calendar days prior to the applicable payment date. Holders of Foreign Currency Notes whose Notes are to be held in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in the applicable Specified Currency may be made.

         The amount of any U.S. dollar payment in respect of a Foreign Currency Note will be determined by the Exchange Rate Agent at approximately 11:00 a.m. New York City time, on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Agent and another of which may be the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of such Specified Currency payable on such payment date in respect of all Foreign Currency Notes denominated in such Specified Currency. All currency exchange costs will be borne by the Holders of such Notes by deductions from such payments. If no bid quotations are available, such payments will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, in which case such payments will be made in accordance with the following paragraph.

         If the principal of (and premium, if any) or any interest on any Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of such Note by making such payment (including any such payment at Maturity) in U.S. dollars on the basis of the Market Exchange Rate for such currency as determined on the second Business Day prior to such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise provided herein. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default under the applicable Indenture. The "Market Exchange Rate" for a Specified Currency other than U.S. dollars means the noon buying rate in The City of New York for the cable transfer of such Specified Currency, as certified for customs the Federal Reserve Bank of New York.

         [All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Note.]

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified above, in the Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

         Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, Star Banc Corporation has caused this Note to be executed.

                                           STAR BANC CORPORATION
Attest

By:_____________________________           By:_________________________________

Title:                                     Title:

                                                             [SEAL]

Dated:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION:

This is one of the Notes of the series
designated therein referred to in the
within-mentioned Indenture.


_____________________________________
as Trustee


By:__________________________________
         Authorized Signatory

                                [REVERSE OF NOTE]

                              STAR BANC CORPORATION
                        SENIOR MEDIUM-TERM NOTE, SERIES A
                                  (Fixed Rate)


         This Note is one of a duly authorized series of Debt Securities (the "Debt Securities") of the Company issued and to be issued under an Indenture, dated March 18, 1997 as amended, modified or supplemented from time to time (the "Indenture"), between the Company, certain subsidiaries of the Company named therein, and Mellon Bank, N.A., as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Note is one of the series of Debt Securities designated as "Medium-Term Notes, Due Nine Months or More from Date of Issue" (the "Notes"). All terms used but not defined in this Note or specified on the face hereof or in an Addendum hereto shall have the meanings assigned to such terms in the Indenture.

         This Note is issuable only in registered form without coupons. Notes denominated in U.S. dollars will be initially issued in denominations of $1,000 and integral multiples thereof, and Notes denominated in other than U.S. dollars will be initially issued in denominations of the equivalent of $1,000 in the Specified Currency (rounded down to an integral multiple of 1,000 units of such Specified Currency), at the noon buying rate for cable transfers in The City of New York of such Specified Currency (the "Exchange Rate") on the Business Day next preceding the date on which the Company accepts the offer to purchase such Note. Interest rates offered by the Company with respect to a Note may differ depending upon, among other things, the aggregate principal amount of the Notes purchased in any single transaction.

         The Company has the option, if specified on the face hereof, to reset the interest rate on the date or dates specified on the face hereof as Optional Reset Dates. If the Company elects to reset the interest rate, the Holder will have the option to elect repayment of this Note by the Company on any Optional Reset Date at a price equal to the aggregate principal amount thereof outstanding on, plus any interest accrued to, such Optional Reset Date (or, for an Original Issue Discount Note, as specified below). In order for this Note to be so repaid on an Optional Reset Date, the Holder must follow the procedures specified below in connection with optional repayment, except that (i) the period for delivery of such Note or notification to the Trustee will be at least 25 but not more than 35 days prior to such Optional Reset Date and (ii) a Holder who has tendered a Note for repayment pursuant to a Reset Notice (as defined below) may, by written notice to the Trustee, revoke any such tender until the close of business on the tenth day prior to such Optional Reset Date.

         The Company may exercise the option to reset the interest rate on this Note by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date for such Note. Not later than 40 days prior to such Optional Reset Date, the Trustee for this Note will mail, first class, postage prepaid, or deliver to the Holder a notice (the "Reset Notice"). The Reset Notice will indicate whether the Company has elected to reset the interest rate and, if so, (i) such new interest rate and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity Date of this Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

         Notwithstanding the foregoing, the Company may, at its option, revoke the interest rate as provided for in the Reset Notice, and establish a higher interest rate than the interest rate provided for in the relevant Reset Notice for the Subsequent Interest Period commencing on such Optional Reset Date, by causing the Trustee to mail or deliver to the Holder, not later than 20 days prior to an Optional Reset Date for this Note (or, if such day is not a Business Day, on the immediately succeeding Business Day), notice of such higher interest rate. Such notice will be irrevocable. The Company must notify the Trustee of its intentions to revoke such Reset

Notice at least 20 days prior to such Optional Reset Date. If the interest rate of this Note is reset on an Optional Reset Date this Note will bear such higher interest rate for the Subsequent Interest Period.

         If specified on the face hereof, this Note will be subject to redemption at the option of the Company, in whole or in part, on the date or dates (each an "Optional Redemption Date") specified on the face hereof on which this Note may be redeemed and the price (the "Redemption Price") at which (together with accrued interest to such Optional Redemption Date) this Note may be redeemed on each such Optional Redemption Date. The Company may exercise such option with respect to this Note by notifying the Trustee for at least 45 days prior to any Optional Redemption Date. At least 30 but not more than 60 days prior to the date of redemption, such Trustee shall mail notice of such redemption, first class, postage prepaid, to the Holder of this Note. In the event of a partial redemption, a new Note or Notes for the unredeemed portion thereof shall be issued to the Holder hereof upon the cancellation thereof.

         If specified on the face hereof, the Holder of this Note will have the option to elect repayment of this Note by the Company prior to its Stated Maturity, on the date or dates on which this Note may be repaid (each an "Optional Repayment Date") and the price (the "Optional Repayment Price") at which, together with accrued interest to such Optional Repayment Date, this Note may be repaid on each such Optional Repayment Date.

         In order for a Note to be repaid, the Trustee for this Note must receive, at least 30 but not more than 45 days prior to an Optional Repayment Date (i) such Note with the form entitled "Option to Elect Repayment" on the reverse thereof duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then the Note and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of this Note by the Holder for repayment (except pursuant to a Reset Notice or an Extension Notice) shall be irrevocable. The repayment option may be exercised by the Holder of this Note for less than the entire principal amount hereof provided that the principal amount remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, this Note shall be cancelled and a new Note or Notes for the remaining principal amount hereof shall be issued in the name of the Holder hereof.

         If a Note is represented by a Global Security, the Depositary's nominee will be the Holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

         If this Note is an Original Issue Discount Note as specified on the face hereof, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of Maturity will be equal to the Amortized Face Amount (as defined below) as of the date of such event. The "Amortized Face Amount" means an amount equal to (i) the Issue Price plus that portion of the difference between the Issue Price and the principal amount of such Note that has accrued at the Yield to Maturity set forth in the Pricing Supplement (computed in accordance with generally accepted United States bond yield computation principles) by such date of redemption or repayment, but in no event shall the Amortized Face Amount of a Discount Note exceed its principal amount.

         If the Maturity of an Original Discount Note that bears no interest falls on a day that is not a Business Day with respect to such Original Issue Discount Note, the payment due at Maturity will be made on the following day that is a Business Day with the same force and effect as if it were made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after Maturity.

         Unless otherwise stated on the face hereof, each Note will mature at the Stated Maturity Date of such Note. If stated on the face hereof, the Company has the option to extend the Stated Maturity Date of such Note for one or more periods of whole years from one to five (each an "Extension Period") up to but not beyond the date (the "Final Maturity") set forth on the face hereof.

         The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the old Stated Maturity Date for such Note. Not later than 40 days prior to the old Stated Maturity Date of such Note, the Trustee for such Note will mail, first class, postage prepaid, or deliver to the Holder thereof a notice (the "Extension Notice"). The Extension Notice will set forth (i) the election of the Company to extend the Stated Maturity Date of such Note; (ii) the new Stated Maturity Date; (iii) the interest rate applicable to the Extension Period; and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing or delivering by such Trustee of an Extension Notice to the Holder of a Note, the Stated Maturity Date of such Note shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms as prior to the mailing or delivering of such Extension Notice.

         Notwithstanding the foregoing, not later than 20 days prior to the old Stated Maturity Date of such Note (or, if such day is not a Business Day, on the immediately succeeding Business Day), the Company may, at its option, revoke the interest rate provided for in the Extension Notice for such Note and establish a higher interest rate for the Extension Period, by causing the Trustee for such Note to mail, first class, postage prepaid, or deliver notice of such higher interest rate to the Holder of such Note. Such notice will be irrevocable. All Notes with respect to which the Stated Maturity Date is extended will bear such higher interest rate for the Extension Period, whether or not tendered for repayment.

         If the Company extends the Stated Maturity Date of this Note, the Holder of this Note will have the option to elect repayment of such Note by the Company on the old Stated Maturity Date at a price equal to the aggregate principal amount thereof outstanding on, plus interest accrued to, such date or, for an Original Issue Discount Note, as described above. In order for a Note to be repaid on the old Stated Maturity Date once the Company has extended the Stated Maturity Date thereof, the Holder thereof must follow the procedures applicable to redemption and repayment for optional repayment, except that (i) the period for delivery of this Note or notification to the Trustee for this Note will be at least 25 but not more than 35 days prior to the old Stated Maturity Date and (ii) a Holder who has tendered a Note for repayment pursuant to an Extension Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day before the old Stated Maturity Date.

         If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Notes with respect to the Indenture or for any remedy under the Indenture.

         The Indenture contains provisions for discharge of the Notes and for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of a series of Debt Securities at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all series of Debt Securities (acting as one class) at the time outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the outstanding Debt Securities affected thereby, on behalf of the Holders of all such Debt Securities, to waive compliance by the Company with certain restrictive provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount of any series (or, in certain cases, all outstanding Debt Securities), in certain instances, to waive, on behalf of all of the Holders of Debt Securities of such series (or all outstanding Debt Securities), certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange heretofore or in lieu hereof, whether or not notation of such consent or waiver is made upon the Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where this Note is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent the application of the laws of another jurisdiction would be required thereby.

                                  ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common       UNIF GIFT - _______ Custodian ______
TEN ENT - as tenants by the          MIN ACT      (Cuss)            Minor
          entireties                          under Uniform Gifts to Minors Act
JT TEN  - as joint tenants with
          right of survivorship               --------------------------------
          and not as tenants                              (State)
          in common


         Additional abbreviations may also be used though not in the above list.


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
         OTHER
IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------------------

-------------------------------------------------

-------------------------------------------------------------------------------

(Please print or typewrite name and address including postal zip code of assignee)

-------------------------------------------------------------------------------

the within Note and all rights thereunder hereby irrevocably constituting and appointing

-------------------------------------------------------------------------------

Attorney to transfer said Note on the books of the Trustee, with full power of substitution in the premises.

Date:
     ----------------------------
                                       ----------------------------------------


                                       ----------------------------------------
                                        Notice: The signature(s) on this
                                        assignment must correspond with the
                                        name(s) as written upon the face of the
                                        within Note in every particular, without alteration or enlargement or any change whatsoever.

                            OPTION TO ELECT REPAYMENT


         The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal [to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date], to the undersigned, at ___________

--------------------------------------------------------------------------------
         (Please print or typewrite name and address of the undersigned)

         For this Note to be repaid, the Trustee must receive at its corporate trust office, not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

         If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S. $1,000 (or, if the Specified Currency is other than U.S. dollars, the minimum authorized denomination specified on the face hereof)) which the Holder elects to have repaid and specify the denomination or denominations (which shall be an authorized Denomination) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

Principal Amount
         to be Repaid: $ ________________   ___________________________________
                                            Notice: The signature(s) on this
                                            Option to Elect Repayment must
         Date: __________________________   correspond with the name(s) as
                                            written upon the face of the within
                                            Note in every particular, without
                                            alteration or enlargement or any
                                            change whatsoever.